EXHIBIT 99.1
PRESS RELEASE
Contacts:
James E. Green, Executive Vice President, Corporate Affairs
423-989-8125
David E. Robinson, Senior Director, Corporate Affairs
423-989-7045
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS COMPLETES
STRATEGIC ACQUISITION OF AVINZA®
Transaction Enhances King’s Growing Pain Management Portfolio
BRISTOL, TENNESSEE, February 26, 2007 — King Pharmaceuticals, Inc. (NYSE: KG) reported today the closing of its previously announced asset purchase agreement with Ligand Pharmaceuticals Incorporated (NASDAQ: LGND) under which King has acquired the pain medication, AVINZA® (morphine sulfate extended-release). AVINZA® is indicated as a once-daily morphine treatment for chronic moderate-to-severe pain in patients who require continuous, around-the-clock opioid therapy for an extended period of time.
Steve Andrzejewski, Chief Commercial Officer of King Pharmaceuticals, said, “The closing of this agreement represents an important step in the execution of our strategic plan to actively address important growing markets within each of our key therapeutic areas. As the latest addition to our neuroscience portfolio which is focused in pain management, we are excited about the potential of AVINZA® to help treat a growing number of patients who suffer with chronic pain.”
Mr. Andrzejewski continued, “The addition of AVINZA® to our portfolio is highly complementary and will provide our sales team with the opportunity to develop deeper relationships with physicians who prescribe opioid products. As our Company moves to the forefront of the pain management marketplace, we expect that these relationships will further enhance the market potential of REMOXY™ (long acting oral oxycodone), our lead abuse-deterrent opioid product, which is currently in late-stage development with Pain Therapeutics, Inc.”
More than 50 million Americans are affected by chronic pain. When moderate-to-severe chronic pain is under treated, resulting in persistent symptoms, the effect on patients and their caregivers can be devastating. If not managed appropriately, chronic pain can affect quality of life, resulting in lost productivity, unnecessary suffering and excessive health care costs.
Patients experiencing chronic pain associated with malignant and non-malignant pain conditions may be appropriate candidates for treatment with long-acting opioids, such as AVINZA®. Non-malignant conditions include osteoarthritis, back pain, musculoskeletal conditions and neuropathic pain. Clinical data from The ACTION Trial clearly reinforce AVINZA®’s proven track record in providing continuous 24-hour pain relief and improvement in a patient’s overall function.
With a growing pain management franchise, King is creating pain management solutions for physicians, addressing a broad range of patient populations. King’s portfolio of marketed and developmental pain management products now includes the following:
•	AVINZA®(morphine sulfate extended-release): For a variety of chronic pain syndromes such as osteoarthritis, low back, and cancer for pain patients requiring around-the-clock pain relief for an extended period of time. Prescribed by pain specialists and primary care physicians for patients experiencing moderate-to-severe pain.
•	SKELAXIN® (metaxalone): For patients with acute, painful musculoskeletal conditions as an adjunct to rest, physical therapy and other measures. A non-narcotic and non-addictive muscle relaxant that relieves pain and discomfort, especially lower back pain.
•	REMOXY™ (long-acting oral oxycodone): Currently in Phase III of development, it has the potential to change the chronic pain treatment landscape by addressing the greatest unmet need in the market by providing abuse deterrent properties, helping physicians minimize the risk of drug diversion, abuse or accidental misuse by their patients.
•	T-62: An adenosine A1 allosteric enhancer that King is developing as a potential treatment for neuropathic pain. King expects to begin the Phase II clinical trial program for T-62 in the first half of 2007.
Under the terms of the agreement, King has made a $246 million payment to Ligand to acquire all the rights to AVINZA® in the United States, its territories and Canada. In addition, King has reimbursed Ligand for certain product-related liabilities and other expenses totaling $49 million and has assumed all existing product royalty obligations. Of the total cash payment, $15 million is set aside in an escrow account to fund potential liabilities under the asset purchase agreement between the companies. The terms of the agreement are available in the press release issued by King on September 7, 2006, and in its related filings with the U.S. Securities and Exchange Commission.
To better leverage this opportunity, King is increasing its current pain specialty sales team to over 150 professionals through the integration of Ligand’s experienced existing AVINZA® sales force. One of King’s two primary care sales forces will also market AVINZA®.
About AVINZA®
AVINZA® is an extended-release opioid agent for patients requiring continuous, around-the-clock analgesia for an extended period of time. AVINZA® is appropriate for chronic, moderate-to-severe pain associated with malignant and non-malignant pain conditions. AVINZA® is an extended release form of morphine allowing for once-daily dosing. AVINZA® is covered by a formulation patent that extends through November 2017.
Because AVINZA® is an extended-release product, it should not be chewed, crushed, or dissolved due to the risk of rapid release and absorption of a potentially fatal dose of morphine. AVINZA® should not be taken with alcohol or drug products containing alcohol. The most common serious adverse events reported with administration of AVINZA® are vomiting, nausea, death, dehydration, dyspnea, and sepsis. AVINZA® is contraindicated in patients with known hypersensitivity to morphine, morphine salts, or any components of the product.
About SKELAXIN®
SKELAXIN® is indicated as an adjunct to rest, physical therapy, and other measures for the relief of discomforts associated with acute, painful musculoskeletal conditions. The mode of action of this drug has not been clearly identified, but may be related to its sedative properties. Metaxalone does not directly relax tense skeletal muscles in man. The most frequent reactions to metaxalone include nausea, vomiting, gastrointestinal upset, drowsiness, dizziness, headache, and nervousness or “irritability.”
About King Pharmaceuticals
King, headquartered in Bristol, Tenn., is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.
About Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to King’s plans to market AVINZA® and the market potential of the product; statements pertaining to King’s plan to increase the capacity of its neuroscience specialty sales team; statements pertaining to the future regulatory approval and market potential of REMOXY™; and statements pertaining to the planned Phase II clinical trial program for T-62. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on King’s ability to successfully market AVINZA®; dependence on the occurrence of regulatory changes which could affect King’s ability to market AVINZA® and its other products successfully; dependence on King’s ability to successfully develop REMOXY™ and T-62 as planned and obtain approval to market these products from the U.S. Food and Drug Administration (“FDA”); dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King’s pre-clinical and clinical pharmaceutical product development projects; dependence on the unpredictability of the duration and results of FDA’s review of Investigational New Drug applications (“IND”), New Drug Applications (“NDA”), and Abbreviated New Drug Applications (“ANDA”) and/or the review of other regulatory agencies worldwide; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products; dependence on the potential effect on sales of the Company’s existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the Company’s compliance with FDA and other government regulations that relate to the Company’s business, and dependence on changes in general economic and business conditions, changes in current pricing levels, changes in federal and state laws and regulations, and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended September 30, 2006, which are on file with the U.S. Securities and Exchange Commission (“SEC”). King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
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